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                                                                    EXHIBIT 23.1

         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 of Inverness Medical Innovations, Inc. of our reports dated January 22, 2001, except as to the stock split which is as of June 12, 2001 and the pooling of interests with ALZA Corporation which is as of June 22, 2001, relating to our audits of the consolidated financial statements and financial statement schedule of Johnson & Johnson and subsidiaries as of December 31, 2000 and January 2, 2000, and for each of the three fiscal years in the period ended December 31, 2000, which reports appear in the Current Report on Form 8-K of Johnson & Johnson filed on September 20, 2001. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.


                                          /s/ PricewaterhouseCoopers LLP

New York, New York

October 17, 2001